Rule 424(b)(3)
                                                   Registration Number 333-31292


                            Prospectus SUPPLEMENT to
                         Prospectus dated March 14, 2000

                            Wild Oats Markets, Inc.
                                  Common Stock

The Prospectus dated March 14, 2000, is supplemented as follows:

Additional Selling Stockholders. The following table sets forth certain information with respect to the beneficial ownership of the common stock as of August 9, 2000, by each additional selling stockholder. These selling stockholders are donees of certain selling stockholders identified in the Prospectus.



                                                Number of Shares
                         Beneficial Ownership    To be Registered        Beneficial Ownership
Name                    Prior to the Offering    in the Offering          After the Offering


Lyn M. Miller(1)                1,067                   1,067                   0
Dianna L. Ontiveroz             1,000                   1,000                   0
Bruce E. Parker                19,973                  19,973                   0
Susan W. Parker                 5,694                   5,694                   0
Matthew C. Wolff                  560                     560                   0
Nelson W. Wolff               244,964                  15,104             229,860
Scott N. Wolff                    560                     560                   0
Kevin A. Wolff                    560                     560                   0
Rochelle L. Nash(2)             1,067                   1,067                   0
Paul T. Wendland, III             560                     560                   0





(1)     Includes 507 shares beneficially owned as custodian for Tayler Storbeck
(2)     Includes 507 shares beneficially owned as custodian for Nicole Nash



            The date of this Prospectus Supplement is August 9, 2000